SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

         Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

  Date of Report (Date of earliest event reported) December 28, 1998


                          ICON Income Fund Eight A. L.P.
      (Exact name of registrant as specified in its charter)



                          Delaware 333-54011 13-4006824
         (State or other jurisdiction of (Commission (IRS
                                    Employer
           incorporation or organization)       File Number)
      Identification Number)


          600 Mamaroneck Avenue, Harrison, New York 10528-1632
        (Address of principal executive offices) (Zip Code)


                                       (914) 698-0600
       (Registrant's telephone number, including area code)







Items 1 and 3 through 8 Not Applicable.

Item 2.    Acquisition or Disposition of Assets.

      ICON Capital Corp. of Harrison NY ("ICON"), the General Partner of ICON Income Fund Eight A L.P. (the "Registrant"), a publicly registered equipment leasing partnership managed by ICON, announced today the acquisition of two significant assets for the portfolio of the Registrant.

      On December 30, 1998 the Registrant acquired a coal unloading and handling facility subject to a lease with a remaining term of six years to Portland General Electric Company (the "Facility"), an electric utility engaged in the generation, purchase, transmission, distribution and sale of electricity in the State of Oregon ("Portland General"). The Facility has a gross purchase price of $28,244,464 and serves Portland General's coal fired power-generating plant located in Boardman, Oregon.

      On December 28, 1998 the Registrant acquired various pieces of information systems equipment that enables the processing and storage of data. This equipment has a gross purchase price of $17,879,210 and is subject to leases with remaining terms of three years to Oxford Health Plans Inc. ("Oxford"). Oxford is one of the largest managed healthcare providers in the United States providing health benefit plans. Oxford's product lines include traditional health maintenance organizations, point-of-service plans, third-party administration of employer funded benefit plans, Medicare and Medicaid plans, and dental plans.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               By:  ICON Income Fund Eight A L.P.


                                    By: ICON Capital Corp.,
                                        Its General Partner



                                          By:  /s/ John L. Lee
                                               John L. Lee,
                                               Its Secretary

Dated: January 13, 1999